SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2004

FALCON FINANCIAL INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	0-50509	57-6208172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Commerce Road Stamford, CT		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(203) 967-0000

Not applicable

(Former name or former address, if changed since last report)

Item 9.           Regulation FD Disclosure

Falcon Financial Investment Trust (“Falcon” or the “Company”) has extended the deadline to January 30, 2004 for its underwriters to exercise the over-allotment option in connection with its initial public offering as described in the prospectus, dated December 16, 2003.

This report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts.  The forward-looking statements included in this report reflect Falcon Financial Investment Trust’s current view about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements.  Important factors that could cause Falcon Financial Investment Trust’s actual results to differ materially from current expectations reflected in the forward-looking statements included in this report include, among others, the risk factors discussed in its filings with the Securities and Exchange Commission.  Falcon Financial Investment Trust does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements included in this report to reflect new information, future events or otherwise.  These forward-looking statements should not be relied upon as representing Falcon Financial Investment Trust’s views as of any date subsequent to January 26, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCON FINANCIAL INVESTMENT TRUST

Date: January 26, 2004	By:	/s/ Vernon B. Schwartz
Vernon B. Schwartz
Chief Executive Officer and Chairman

Date: January 26, 2004	By:	/s/ David A. Karp
David A. Karp
President and Chief Financial Officer